Exhibit 10.1

Amendment to Armstrong Employment Agreement

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Amendment”) is made by and between Ceridian HCM, Inc. (“Ceridian HCM”) and Christopher R. Armstrong (“Executive”).

WHEREAS, Ceridian HCM and Executive are parties to an existing Employment Agreement with an effective date of May 1, 2019, and the further amendment dated November 5, 2019 (the “Employment Agreement”);

WHEREAS, Ceridian HCM and Executive desire to amend the Employment Agreement as reflected herein.

NOW, THEREFORE, the parties agree that effective February 3, 2020, the following amendment will be made a part of the Employment Agreement:

1.Section 2.01 of the Employment Agreement shall be amended by deleting the position title of “Executive Vice President, Chief Operating Officer” and replacing it with “Executive Vice President, Chief Customer Officer”.

2.For the avoidance of doubt, by signing below, the parties acknowledge and agree that the change in the position title as reflected in Section 1 above shall not be deemed a “Good Reason” event as that term is defined in Section 1.13 of the Employment Agreement.

This Amendment will be attached to and be a part of the Employment Agreement between Ceridian HCM and Executive.

Except as set forth herein, the Employment Agreement will remain in full force and effect without modification.

CERIDIAN HCM, INC.

Date: February 1, 2020	By:	/s/ Leagh Turner
Leagh Turner
	Its:	President

EXECUTIVE:

Date: February 2, 2020	/s/ Christopher R. Armstrong
Christopher R. Armstrong